The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-284168
Subject to completion, dated September 24, 2025
Preliminary prospectus supplement
(To prospectus dated January 7, 2025)
$200,000,000
Ordinary Shares
Pre-Funded Warrants to Purchase Ordinary Shares
We are offering      ordinary shares, nominal value €0.05 per share, and, in lieu of ordinary shares to certain investors, pre-funded warrants to purchase      ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant will equal the price per ordinary share at which our ordinary shares are being sold to the public in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of our ordinary shares issuable upon exercise of the pre-funded warrants.
Our ordinary shares are listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “QURE.” On September 24, 2025, the last reported sale price of our ordinary shares on Nasdaq was $47.50 per ordinary share. We do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Investing in our ordinary shares or pre-funded warrants involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider before deciding to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per ordinary share	Per pre-funded warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to uniQure N.V. (before expenses)	$	$	$

(1)
See “Underwriting” beginning on page S-27 of this prospectus supplement for additional information regarding total underwriting compensation.

Delivery of our ordinary shares and pre-funded warrants is expected to be made on or about September  , 2025. We have granted the underwriters an option for a period of 30 days to purchase up to an additional      ordinary shares at the public offering price less the underwriting discounts and commissions.
Bookrunning Managers
Leerink Partners	Stifel	Guggenheim Securities	Van Lanschot Kempen
The date of this prospectus supplement is September  , 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our ordinary shares and pre-funded warrants to acquire our ordinary shares. Before buying any of the ordinary shares or pre-funded warrants that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein, including as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the securities offered hereby and also adds to, updates and changes the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the Securities and Exchange Commission, or SEC, subsequent to the date of the prospectus. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may offer from time to time various securities, of which this offering of our ordinary shares and pre-funded warrants is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with information, or to make any representation, different from that which is contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information others may give you.
You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our ordinary shares or pre-funded warrants pursuant to this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.
We are not, and the underwriters are not, making an offer to sell our ordinary shares and pre-funded warrants in any jurisdiction where the offer or sale of such securities is not permitted. For investors outside the United States: Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus supplement and the accompanying prospectus.

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We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.
Information contained in, or that can be accessed through, our website does not constitute part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.
Unless otherwise specified or required by context, references in this prospectus supplement to “uniQure,” “Company,” “we,” “us” and “our” refer to uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands, together with its subsidiaries.

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SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can be identified using terminology such as “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates,” “potential,” “opportunity” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements, include, but are not limited to, statements concerning: our ability to fund our future operations; our financial position, revenues, costs, expenses, uses of cash and capital requirements; our need for additional financing; the success, progress, number, scope, cost, duration, timing or results of our research and development activities, preclinical and clinical trials, including the timing for initiation or completion of or availability of results from any preclinical studies and clinical trials or for the submission, review or approval of any regulatory filing; the anticipated timing of future interactions with the U.S. Food and Drug Administration, or the FDA, including the anticipated pre-BLA meeting later this year; the anticipated timing of the Biologics License Application, or BLA, submission for AMT-130 and our ability to seek and obtain approval for AMT-130, including under the FDA’s accelerated approval pathway and the adequacy of data generated in the controlled Phase I/II clinical trial for AMT-130 study to support any such approval; whether the BLA submission will meet the standards for approval; results of our BLA-readiness activities; our plans to continue clinical development or enrollment plans of our clinical studies; the timing of, and our ability to, obtain and maintain regulatory approvals for any of our product candidates either through the conventional pathway or the accelerated approval pathway, if at all; the potential benefits that may be derived from any of our product candidates, or our ability to deliver a potentially life-changing therapy to people living with Huntington’s disease and related timeline for doing so; our strategies, prospects, plans, goals, expectations, forecasts or objectives; the timing of additional data updates for our product candidates; our evaluation and accounting treatment of the upfront payment from our royalty financing agreement for Dutch income tax purposes; the success of our collaborations with third parties; our ability to identify and develop new product candidates and technologies; our intellectual property position; our commercialization and marketing capabilities and strategy; our estimates regarding future expenses and needs for additional financing; our ability to identify, recruit and retain key personnel; our financial performance; developments and projections relating to our competitors in the industry; and our liquidity and working capital requirements; our ability to draw down funding under our loan agreement with Hercules Capital, Inc., or Hercules; and our intended use of proceeds from this offering.
You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance include, without limitation, risks related to our Phase I/II clinical trials of AMT-130, including the risk that interim or topline data from the trials may not be predictive of later data readouts or that such trials may not demonstrate data sufficient to support BLA submissions or approvals, including accelerated approval, or may not be satisfactory to the FDA and other regulators, the risk more patient data becomes available that result in a different interpretation than the one derived from the topline data, uncertainties as to the FDA’s and other regulatory authorities’ interpretation of the data from our Phase I/II clinical trials of AMT-130 or acceptance of our clinical programs, risks related to our interpretation of communications and interactions with the FDA to date, and our efforts to address such communications and interactions as well as later developments with the FDA and other regulators that could be inconsistent with the feedback received to date, or feedback from regulators that may be difficult to implement or not implementable at all, whether RMAT designation, Breakthrough Therapy designation, or any accelerated pathway, if granted, will lead to regulatory approval, our ability to

S-iv

conduct and fund a Phase III or confirmatory study for AMT-130 if needed, risks related to our clinical results and the development and timing of our programs, which may not support further development of our product candidates, our ability to continue to build and maintain company infrastructure and personnel needed to achieve our goals, our effectiveness in managing current and future clinical trials and regulatory processes, the continued development and acceptance of gene therapies, our ability to demonstrate the therapeutic benefits of our gene therapy candidates in clinical trials, our ability to obtain, maintain and protect intellectual property, our ability to enforce our patents against infringers and defend our patent portfolio against challenges from third parties, our ability to fund our operations and to raise additional capital as needed, risks related to competition from others developing therapies for similar uses, as well as those risks discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A “Risk Factors” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated by reference herein, as well as other factors which may be identified from time to time in our other periodic filings with the SEC. You should carefully consider that information before you make an investment decision.
The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.
Company Overview
We are a leader in the field of gene therapy, seeking to deliver to patients suffering from rare and other devastating diseases single treatments with potentially curative results. We are advancing a focused pipeline of innovative gene therapies, including our clinical candidates for the treatment of Huntington’s disease, amyotrophic lateral sclerosis caused by mutations in superoxide dismutase 1, refractory mesial temporal lobe epilepsy, or MTLE, and Fabry disease.
Recent Developments
Huntington’s disease program (AMT-130)
AMT-130 is our novel gene therapy candidate for the treatment of Huntington’s disease, which utilizes our proprietary, gene-silencing miQURE platform and incorporates an AAV vector carrying a micro ribonucleic acid, or miRNA, specifically designed to silence the huntingtin gene and the potentially highly toxic exon 1 protein fragment. We are currently conducting a multi-center randomized, controlled Phase I/II clinical trial for AMT-130 in the United States, which we refer to as the U.S. study, as well as an open-label Phase Ib/II study in Europe with the same early-manifest criteria for Huntington’s disease as the U.S. study, which we refer to as the European study. We estimate there will be 6,000 initial treatable patients addressable by ATM-130 in the U.S. at commercial launch, assuming approval.
We completed the enrollment of all 26 patients in the first two cohorts of the U.S. study in March 2022 and the enrollment of 13 patients in the first two cohorts of the European study in June 2023. In the U.S. study, 26 patients with early manifest Huntington’s disease were randomized to treatment (six low-dose patients, 10 high-dose patients) or an imitation (sham) surgical procedure (10 patients). The U.S. study consists of a blinded 12-month core patient study period followed by an unblinded long-term follow-up period of five years. An additional four control patients crossed over to treatment. In the European study, 13 patients were enrolled and treated with AMT-130 (six low-dose patients and seven high-dose patients).
In November 2023, we initiated patient dosing in a third cohort consisting of up to 12 patients across U.S. and U.K. trial sites to further investigate both doses of AMT-130 together with perioperative immunosuppression using the current, established stereotactic administration procedure. In February 2025, we completed enrollment of all 12 patients in the third cohort.
We are currently enrolling a fourth cohort as part of the ongoing clinical development of AMT-130. This open-label, single-arm U.S.-based study cohort will evaluate the safety of the high-dose administration of AMT-130 in up to six patients with lower striatal volumes compared to those of patients enrolled in previous cohorts with higher striatal volumes.
Updated Topline Data
On September 24, 2025, we announced positive topline data from the pivotal Phase I/II study of AMT-130 for the treatment of Huntington’s disease. The topline data include follow-up data from patients enrolled in our two ongoing multi-center, dose-escalating Phase I/II clinical trials in the U.S. and Europe. Based on interactions with the FDA, it was agreed that data from cohorts 1 and 2 in the Phase I/II clinical trials could be compared to a propensity score-matched external control derived from the Enroll-HD natural history data set, under a prespecified statistical analysis plan, which may serve as the primary basis for a

BLA submission. Based on these interactions, the ongoing Phase I/II AMT-130 clinical trials are supplemented by two additional protocols, each with a statistical plan that was discussed with and submitted to the FDA. The new protocols, among other things, provide for the pooling of data across the ongoing U.S. and EU studies, and also prespecified the pivotal comparison of AMT-130 clinical end points compared to a propensity score-matched external control from the Enroll-HD natural history data set.
In accordance with the prospectively defined statistical analysis plan aligned with, and submitted to, the FDA, we analyzed clinical outcomes for 29 patients treated with AMT-130 (n=17 high dose; n=12 low dose) of which 12 patients per dose group had attained 36 months of follow up and were evaluated at that time point. Outcomes for each dose group were compared to a propensity score-matched external control drawn from the Enroll-HD natural history data set respectively (n=940 for high dose; n=626 for low dose).
Topline 36-month efficacy results for patients receiving high-dose AMT-130 are as follows (data cutoff as of June 30, 2025):
•
A statistically significant 75% slowing of disease progression as measured by composite Unified Huntington’s Disease Rating Scale, or cUHDRS, (p=0.003), which met the primary endpoint of the study. Treated patients had a mean change in cUHDRS from baseline of -0.38 compared to a change of -1.52 for patients in the propensity score-matched external control.

•
A statistically significant 60% slowing of disease progression as measured by Total Functional Capacity, or TFC, (p=0.033), which met a key secondary endpoint of the study. Treated patients had a mean change in TFC from baseline of -0.36 compared to a change of -0.88 for patients in the propensity score-matched external control.

•
Favorable trends in other secondary endpoint measures of motor and cognitive function (which, with TFC, collectively constitute the composite measurement referred to as cUHDRS), including Symbol Digit Modalities Test, or SDMT, Stroop Word Reading Test, or SWRT, and Total Motor Score, or TMS.

•
An 88% slowing of disease progression as measured by SDMT (p=0.057), with a mean change in SDMT from baseline of -0.44 compared to a change of -3.73 for patients in the propensity score-matched external control.

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A 113% slowing of disease progression as measured by SWRT (nominal p=0.002), with a mean change in SWRT from baseline of 0.88 compared to a change of -6.98 for patients in the propensity score-matched external control.

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A 59% slowing of disease progression as measured by TMS (nominal p=0.174), with a mean change in TMS from baseline of 2.01 compared to a change of 4.88 for patients in the propensity score-matched external control.

•
A mean reduction from baseline in cerebrospinal neurofilament light protein, or CSF NfL, of -8.2%. CSF NfL is a well-characterized, supportive biomarker of neurodegeneration. Elevation in CSF NfL has been shown to be strongly associated with greater clinical severity of Huntington’s disease.

We believe that the consistently favorable results in functional, motor and cognitive endpoints at 36 months observed in the high dose group, compared to the variable trends observed in the low dose group, reflect a dose-dependent response to AMT-130.
Various other supportive analyses of the results from the AMT-130 high dose treatment group, including those using a propensity score-weighted external control and comparisons to the TRACK-HD and PREDICT-HD datasets, were consistent with the primary analysis.
AMT-130 was generally well-tolerated, with a manageable safety profile at both doses. As of the data cutoff date, no new drug-related serious adverse events have been observed since December 2022. The most common adverse events in the treatment groups were related to the administration procedure, which all resolved.
We plan to discuss the AMT-130 topline data with the FDA at a pre-BLA meeting expected later this year, with the intention of submitting a BLA in the first quarter of 2026.

Temporal lobe epilepsy program (AMT-260)
In August 2023, the FDA cleared the Investigational New Drug application, or IND, for AMT-260, our investigational gene therapy candidate for refractory mesial temporal lobe epilepsy, or MTLE. AMT-260 is comprised of an AAV9 vector that locally delivers two engineered miRNAs designed to degrade the GRIK2 gene and suppress the aberrant expression of glutamate receptor subtype GLUK2 that is believed to trigger seizures in patients with refractory MTLE.
We are conducting a Phase I/IIa clinical trial (GenTLE) of AMT-260 for the treatment of MTLE in the United States. GenTLE consists of two parts. The first part is a multicenter, open-label trial with two dosing cohorts of six patients each to assess safety, tolerability, and first signs for efficacy of AMT-260 in patients with refractory MTLE. The second part is expected to be a randomized, controlled trial to generate proof of concept data. The FDA-approved study protocol provides that the first three patients to be enrolled in the study are required to have Magnetic Resonance Imaging-confirmed unilateral, hippocampal sclerosis. In November 2024, we announced that the first patient had been dosed in GenTLE. In addition, the FDA in February 2025 approved a protocol amendment expanding the inclusion criteria for certain patients in the first cohort to include patients with non-lesional mesial temporal lobe epilepsy in the non-dominant hemisphere. In May 2025, we announced early results from the first trial participant in GenTLE, reporting a 92% reduction in seizure frequency through the first five months of follow-up as of the April 17, 2025 cutoff date.
Fabry disease program (AMT-191)
AMT-191 is our investigational gene therapy candidate for the treatment of Fabry disease. AMT-191 is comprised of an AAV5 capsid that incorporates the α-galactosidase A, or GLA, transgene and a proprietary, highly potent, liver-specific promoter. In November 2023, we announced that the FDA had cleared the IND for AMT-191.
We are conducting a Phase I/IIa clinical trial of AMT-191 for the treatment of Fabry disease. In September 2025, we announced initial Phase I/IIa data showing sustained increases in GLA activity in the four patients enrolled in the first cohort as of the study cutoff date of July 24, 2025, and that, based on the data observed, AMT-191 showed a manageable safety profile. All four patients were withdrawn from enzyme replacement therapy and maintained stable plasma lyso-Gb3 levels through the cutoff date. We also announced that we completed enrollment in a second, lower dose cohort in this study, consisting of three patients.
Amyotrophic Lateral Sclerosis (AMT-162)
AMT-162 is our investigational gene therapy candidate for a one-time, intrathecally administered investigational gene therapy for SOD1-ALS. AMT-162 is comprised of a recombinant AAVrh10 vector that expresses a miRNA designed to knock down the expression of SOD1 with the goal of slowing down or potentially reversing the progression of ALS in patients with SOD1 mutations.
We are conducting a Phase I/II multi-center, open-label trial (EPISOD1) of AMT-162 for the treatment of SOD1-ALS in the United States consisting of three dose-escalating cohorts with up to four patients each receiving a short course of immunosuppression prior to and after an intrathecal infusion of AMT-162. The tril will explore the safety and tolerability of AMT-162 and will assess exploratory signs of efficacy by measuring neurofilament light chain, a biomarker of neuronal damage, and SOD1 protein.
In October 2024, we announced the first patient had been dosed in EPISOD1. In January 2025, we announced that the Independent Data Monitoring Committee, or IDMC, had recommended proceeding with dose escalation with enrollment of the second cohort after a review of the 28-day safety data from the first cohort. To date, five patients have been dosed in EPISOD1. We have voluntarily paused enrollment in EPISOD1 upon the recommendation of the IDMC following a September 2025 review of available preliminary data related to the safety and efficacy of AMT-162 in the context of a dose limiting toxicity that was observed in one patient in the second cohort. We continue to collect and evaluate data from the five patients dosed in EPISOD1 to date.

Dutch Income Tax in Relation to 2023 Royalty Financing Agreement
As previously disclosed, in May 2023 we entered into a royalty financing agreement pursuant to which we received an upfront payment of EUR 342 million ($375 million translated at the May 2023 foreign exchange rate) in exchange for our rights to the lowest royalty tier on CSL Behring’s worldwide net sales of HEMGENIX® for certain current and future royalties due to us through 2038. For accounting purposes, we are treating the upfront payment as debt and are recognizing revenue from royalty payments when earned.
We have engaged with the tax authorities in the Netherlands since 2023 to confirm the applicable treatment of the upfront payment for Dutch income tax purposes. In September 2025, we were informed by the tax authorities that, for Dutch income tax purposes, the upfront payment should be treated as income in the period received. We are assessing the position of the Dutch tax authorities and determining the amount of tax that would be owed for fiscal year 2023. We intend to offset this income against losses of EUR 213 million in 2023, and to deduct expenses related to the income which we would have otherwise recorded at the time royalties would have been earned. In addition, we will be applying available operating losses against any residual taxable income. Our current estimate of the amount of tax owed is in the mid single- to low double-digit millions of dollars. We have determined that a current tax liability will be recorded in the quarter ended September 30, 2025 and that no prior period financial statements are affected. We expect that the tax payment will not have a material effect on our anticipated cash runway.
For further detail of the royalty financing agreement, see Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024.
Corporate Information
uniQure B.V. was incorporated on January 9, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Our business was founded in 1998 and was initially operated through our predecessor company, Amsterdam Molecular Therapeutics (AMT) Holding N.V., or AMT. In 2012, AMT undertook a corporate reorganization, pursuant to which uniQure B.V. acquired the entire business and assets of AMT and completed a share-for-share exchange with the shareholders of AMT. Effective February 10, 2014, in connection with our initial public offering, we converted into a public company with limited liability (naamloze vennootschap) and changed our legal name from uniQure B.V. to uniQure N.V.
Our company is registered with the trade register of the Dutch Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 54385229. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is located at Paasheuvelweg 25a, Amsterdam 1105 BP, the Netherlands, and our telephone number is +31 20 240 6000.
Our website address is www.uniqure.com. Information contained in, or that can be accessed through, our website does not constitute part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

THE OFFERING
Ordinary shares offered by us
       ordinary shares.
Pre-funded warrants offered by us
We are also offering, in lieu of our ordinary shares to certain investors, pre-funded warrants to purchase        ordinary shares. The purchase price of each pre-funded warrant is the public offering price per ordinary share minus the exercise price of each pre- funded warrant, which is $0.0001 per ordinary share. Each pre- funded warrant will be exercisable from the date of issuance until the date the pre-funded warrant is exercised in full, subject to an ownership limitation. See “Description of Pre-Funded Warrants” beginning on page 14 of this prospectus supplement. This prospectus supplement also relates to the ordinary shares issuable upon the exercise of such pre-funded warrants.
Option to purchase additional ordinary shares
We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional       ordinary shares at the public offering price less the underwriting discounts and commissions. The number of ordinary shares subject to the underwriters’ option will equal 15% of the total number of ordinary shares we are offering plus the ordinary shares underlying the pre-funded warrants.
Ordinary shares to be outstanding immediately after this offering
       ordinary shares (       ordinary shares assuming the underwriters exercise in full their option to purchase additional ordinary shares).
Use of proceeds
We currently intend to use the net proceeds from the sale of the ordinary shares and pre-funded warrants offered hereby to fund our commercialization readiness activities, the potential commercial launch of AMT-130 and related commercialization activities, the development of our other clinical product candidates, business development initiatives and research projects and for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Material Dutch and U.S. Federal Income Tax Considerations
For a discussion of the material Dutch tax considerations and U.S. federal income tax considerations to U.S. holders (as defined below) of the purchase, ownership and disposition of our securities, see “Material Dutch and U.S. Federal Income Tax Considerations” on page S-16 of this prospectus supplement.
Risk factors
An investment in our ordinary shares and pre-funded warrants involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-7 of this prospectus supplement, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and under similar headings in the other documents that are incorporated by reference herein and therein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Market for the ordinary
shares
Our ordinary shares are quoted and traded on Nasdaq under the symbol “QURE.”
The number of ordinary shares to be outstanding after this offering, as set forth above, is based on 54,865,673 ordinary shares outstanding as of June 30, 2025, which amount excludes:
•
5,321,862 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2025 at a weighted average exercise price of $17.16 per ordinary share;

•
2,167,969 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2025;

•
275,000 ordinary shares issuable upon the vesting of performance stock units outstanding as of June 30, 2025;

•
4,484,501 ordinary shares reserved and available for issuance under our 2014 Share Incentive Plan, as amended, as of June 30, 2025; and

•
86,712 ordinary shares reserved for issuance under our employee share purchase plan as of June 30, 2025.

Further, the number of ordinary shares to be outstanding after this offering does not take into account the        ordinary shares issuable upon the exercise of the pre-funded warrants.
Except as otherwise indicated, we have presented the information in this prospectus supplement assuming (i) no exercise by the underwriters in this offering of their option to purchase additional ordinary shares, and (ii) no exercise or settlement of outstanding equity awards described above.

RISK FACTORS
Investing in our ordinary shares and pre-funded warrants involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our ordinary shares or pre-funded warrants, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as filed with the SEC on July 29, 2025, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Please also read carefully the section entitled “Special Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to Our Securities and this Offering
Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering or in a manner that does not effectively maximize the potential of our clinical development programs and pipeline. Our management’s use of the net proceeds may not increase the market value of our ordinary shares. If our management applies such proceeds in a manner that does not yield a significant return, or any return, on our investment of such net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our ordinary shares.
You will experience immediate and substantial dilution in the book value per ordinary share you purchase in this offering and may experience further dilution in the future.
You will suffer immediate and substantial dilution in the as adjusted net tangible book value of the ordinary shares you purchase in this offering. The public offering price per ordinary share offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per ordinary share. Accordingly, at the public offering price of $      per ordinary share, purchasers of ordinary shares in this offering will experience immediate dilution of $      per ordinary share in as adjusted net tangible book value, representing the difference between our as adjusted net tangible book value per ordinary share after giving effect to this offering and the public offering price, assuming no exercise of the pre-funded warrants and excluding any resulting accounting associated with the pre-funded warrants. In addition, as of June 30, 2025, there were 5,321,862 ordinary shares issuable upon the exercise of options outstanding at a weighted average exercise price of $17.16 per ordinary share, 2,167,969 ordinary shares issuable upon the vesting of restricted stock units, 275,000 ordinary shares issuable upon the vesting of performance stock units, 4,484,501 ordinary shares reserved and available for issuance under our 2014 Share Incentive Plan, as amended, and 86,712 ordinary shares reserved for issuance under our employee share purchase plan. To the extent that additional ordinary shares are issued upon exercise or vesting of these outstanding options, restricted stock units or performance stock units, or the underwriters exercise their option to purchase additional ordinary shares in connection with this offering, you will incur further dilution. Furthermore, if the pre-funded warrants are exercised, you will incur further dilution. See “Dilution” beginning on page S-12 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the prices per ordinary share in this offering. We may sell ordinary shares or other securities in any other offering at a price per ordinary share that is less than the prices per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the prices per ordinary share paid by investors in this offering.
Sales of a substantial number of our ordinary shares by our existing shareholders in the public market could cause our share price to fall.
If our existing shareholders sell, or indicate an intention to sell, substantial numbers of our ordinary shares in the public market, the trading price of our ordinary shares could decline. In addition, a substantial number of ordinary shares are subject to outstanding equity awards that are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.
We, the members of our board of directors and our executive officers have agreed that, subject to certain exceptions, during the period ending 60 days after the date of this prospectus supplement, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exchangeable or exercisable for any of our ordinary shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any of these transactions are to be settled by delivery of our ordinary shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Leerink Partners LLC, who may release any of the securities subject to these lock-up agreements at any time without notice. These restrictions are subject to certain exceptions, including, among others, to sales made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act, existing as of the date of this prospectus supplement, subject to certain price and volume-based limitations. Furthermore, each of our officers and directors who are subject to lockups is permitted to sell ordinary shares in order to cover tax liabilities resulting from the vesting of restricted and performance stock units during the 60-day restricted period. See “Underwriting” beginning on page S-27 of this prospectus supplement for a more detailed explanation of certain selling restrictions and the exceptions to the lock-up restrictions.
We do not expect to pay dividends in the foreseeable future.
We have not paid any dividends since our incorporation. Even if future operations lead to significant levels of distributable profits, we currently intend that earnings, if any, will be reinvested in our business and that dividends will not be paid until we have an established revenue stream to support continuing dividends. Accordingly, you cannot rely on dividend income from the ordinary shares and any returns on an investment in the ordinary shares will likely depend entirely upon any future appreciation in the price of our ordinary shares.
We have in the past qualified, and may in the future qualify, as a passive foreign investment company, which may result in adverse U.S. federal income tax consequence to U.S. holders.
A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which at least 75% of its gross income is passive income or on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held to produce passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions. We believe that we were a passive foreign investment company, or PFIC, for the 2024 taxable year. Our status as a PFIC for prior years, as well as for the current, or any future, taxable year will depend on our market capitalization and assets and activities in each such year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance as to whether we will qualify as a PFIC in future taxable years. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which is likely to fluctuate, and may fluctuate considerably given that market prices of biotechnology companies have been especially volatile. If we were considered a PFIC for the current taxable year or any future taxable year during which a U.S. holder (as defined under “Material Dutch and U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations”) holds ordinary shares, certain adverse U.S. federal income tax consequences may apply to such U.S. holder and such U.S. holder would be required to file annual information returns for such year, whether the U.S. holder disposed of any of our ordinary shares or pre-funded warrants or received any distributions in respect of our ordinary shares during such year. As discussed under “Material Dutch and U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations,” a U.S. holder may be able to make certain tax elections that would lessen the adverse impact of PFIC status; however, in order to make certain of such elections the U.S. holder will usually have to have been provided information about the Company by us, and we do not intend to provide such information. In addition, such elections may not be available with respect to the pre-funded warrants, depending on whether they are treated for U.S. federal income tax purposes as an outstanding class of our ordinary shares.
The U.S. federal income tax rules relating to PFICs are complex. U.S. holders are urged to consult their tax advisors with respect to the purchase, ownership and disposition of our ordinary shares or pre-funded warrants, the possible implications to them of our being treated as a PFIC (including the availability of applicable elections, and whether making any such election would be advisable in their particular circumstances) as well as the U.S. federal, state, local and foreign tax considerations applicable to such holders in connection with the purchase, ownership and disposition of our ordinary shares or pre-funded warrants.
The price of our ordinary shares is and may continue to be volatile and you may not be able to resell our ordinary shares at or above the price you paid.
The market price for our ordinary shares is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as fluctuations in financial results, our ability to advance the development of our clinical products or changes in securities analysts’ recommendations. In addition, our ordinary shares have been and may continue to be affected by limited trading volume. Each of these factors, among others, could harm your investment in our ordinary shares and pre-funded warrants and could result in you being unable to resell the ordinary shares that you purchased at a price equal to or above the price you paid.
There is no public market for the pre-funded warrants being offered in this offering.
There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.
We will not receive any additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant is exercisable for $0.0001 per ordinary share underlying such pre-funded warrant, which will be paid by way of cash or a cashless exercise, meaning that the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any, or any material, additional funds upon the exercise of the pre-funded warrants.
Holders will be able to exercise pre-funded warrants on a “cashless basis.”
Holders will be able to exercise their pre-funded warrants on a “cashless basis” provided that an exemption from registration is available. As a result, the number of ordinary shares that holders will receive upon exercise of the pre-funded warrants would be fewer than it would have been had such holder exercised the warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations.
Holders of pre-funded warrants purchased in this offering will have no rights as shareholders until such holders exercise their pre-funded warrants and acquire our ordinary shares.
Until holders of pre-funded warrants acquire our ordinary shares upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the ordinary shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our ordinary shares may not be permitted to exercise pre-funded warrants that they hold.
A holder of pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of ordinary shares beneficially owned by such holder (together with its affiliates) to exceed at the election of such holder, 4.99% or 9.99% of the number of ordinary shares immediately outstanding after giving effect to the exercise or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed at the election of such holder, 4.99% or 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for ordinary shares at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See “Description of Pre-funded Warrants” beginning on page 14 of this prospectus supplement.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million, or $      million if the underwriters exercise their option to purchase additional ordinary shares from us in full.
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. We currently intend to use the net proceeds from the sale of our securities offered hereby to fund our commercialization readiness activities, the potential commercial launch of AMT-130 and related commercialization activities, the development of our other clinical product candidates, business development initiatives and research projects and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.
This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein.
DIVIDEND POLICY
We have never declared or paid cash dividends on our ordinary shares, and we do not anticipate declaring or paying cash dividends on our ordinary shares in the foreseeable future. We anticipate that we will retain all earnings, if any, to support operations and to finance the growth and development of our business for the foreseeable future. Under Dutch law, we may only pay dividends if our shareholders’ equity exceeds the amount of the paid-up and called-up part of our issued share capital and the reserves required to be maintained by Dutch law or by our articles of association. In addition, our Third Amended and Restated Loan and Security Agreement with Hercules Capital, Inc., as amended, contains, and any other loan facilities that we may enter into may contain, restrictions on our ability, or that of our subsidiaries, to pay dividends. Subject to such restrictions, a proposal for the payment of cash dividends in the future, if any, will be at the discretion of our board of directors, and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition and any other factors deemed relevant by our board of directors.

DILUTION
If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per ordinary share you pay in this offering and the net tangible book value per ordinary shares immediately after this offering. The net tangible book value (deficit) of our ordinary shares as of June 30, 2025 was $(114) million, or $(2.08) per ordinary share, based upon 54,865,673 ordinary shares outstanding as of such date. Net tangible book value (deficit) per ordinary share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of June 30, 2025.
After giving effect to our issuance and sale of      ordinary shares at the public offering price of $      per ordinary share and pre-funded warrants to purchase      ordinary shares at the public offering price of $      per pre-funded warrant (which equals the public offering price per ordinary share less the $0.0001 per ordinary share exercise price of each such pre-funded warrant) (and excluding the ordinary shares issued upon exercise of the pre-funded warrants or any resulting accounting associated with the pre- funded warrants), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $      million, or $      per ordinary share. This represents an immediate increase in net tangible book value of $      per ordinary share to our existing shareholders and immediate dilution in as adjusted net tangible book value of $      per ordinary share to new investors participating in this offering. Dilution per ordinary share to new investors participating in this offering is determined by subtracting as adjusted net tangible book value per ordinary share after this offering from the public offering price per ordinary share paid by new investors. The following table illustrates this calculation on a per ordinary share basis, assuming the underwriters do not exercise their option to purchase additional ordinary shares and the holders of the pre-funded warrants offered hereby do not exercise the pre-funded warrants.
Public offering price per ordinary share			$
Net tangible book value per ordinary share as of June 30, 2025		$(2.08)
Increase per ordinary share attributable to new investors	$
As adjusted net tangible book value per ordinary share as of June 30, 2025 after giving effect to this offering			$
Dilution per ordinary share to new investors purchasing ordinary shares in this offering			$
If the underwriters exercise their option to purchase any additional      ordinary shares in this offering in full at the public offering price of $      per ordinary share (which equals the public offering price per ordinary share less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding ordinary shares issued upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value per ordinary share as of June 30, 2025 would have been $      per ordinary share, and the immediate dilution in as adjusted net tangible book value to new investors participating in this offering would have been $      per ordinary share.
If holders of the pre-funded warrants exercise the pre-funded warrants in full, our as adjusted net tangible book value per ordinary share after giving effect to this offering (but not the exercise of the underwriters’ option to purchase additional ordinary shares) would have been $       per ordinary share, and the dilution in as adjusted net tangible book value per ordinary share to new investors participating in this offering would have been $      per ordinary share.
The number of ordinary shares to be outstanding after this offering, as set forth above, is based on 54,865,673 ordinary shares outstanding as of June 30, 2025, which amount excludes:
•
5,321,862 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2025 at a weighted average exercise price of $17.16 per ordinary share;

•
2,167,969 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2025;

•
275,000 ordinary shares issuable upon the vesting of performance stock units outstanding as of June 30, 2025;

•
4,484,501 ordinary shares reserved and available for issuance under our 2014 Share Incentive Plan, as amended, as of June 30, 2025; and

•
86,712 ordinary shares reserved for issuance under our employee share purchase plan as of June 30, 2025.

Further, the number of shares of our common stock to be outstanding after this offering does not take into account the      shares of our common stock issuable upon the exercise of the pre-funded warrants.
To the extent that equity awards outstanding as of June 30, 2025, have been or are exercised or settled, or other ordinary shares are issued, investors purchasing ordinary shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF PRE-FUNDED WARRANTS
The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.
Form
The pre-funded warrants will be issued as individual warrant agreements to each investor who acquires a pre-funded warrant. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.
Term
The pre-funded warrants will not expire.
Exercisability
The pre-funded warrants are exercisable at any time between their original issuance and their expiration. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice solely by means of a cashless exercise, in which the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the pre-funded warrant. No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant.
Exercise limitations
We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of ordinary shares beneficially owned by such holder (together with its affiliates) to exceed at the election of such holder, 4.99% or 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed at the election of such holder, 4.99% or 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre- funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior written notice from the holder to us.
Exercise price
The exercise price per whole ordinary share purchasable upon the exercise of the pre-funded warrants is $0.0001 per ordinary share. The exercise price of the pre-funded warrants and the number of ordinary shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange listing
We do not plan on applying to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Warrant agent
We will initially serve as the warrant agent under the pre-funded warrants.

Fundamental transactions
Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding ordinary shares), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.
No rights as a shareholder
Except by virtue of such holder’s ownership of our ordinary shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until such holder exercises the pre-funded warrant and receives the underlying ordinary shares.

MATERIAL DUTCH AND U.S. FEDERAL INCOME TAX CONSIDERATIONS
Material Dutch Tax Considerations
This summary solely addresses the principal Dutch tax consequences of the acquisition, holding and disposal of our ordinary shares and the acquisition, holding, exercise and disposal of the pre-funded warrants. It does not purport to describe all the tax considerations that may be relevant to a particular holder of our ordinary shares or pre-funded warrants. Investors are advised to consult their own tax counsel with respect to the tax consequences of acquiring, holding and/or disposing of our ordinary shares and the acquisition, holding, exercise and disposal of the pre-funded warrants. Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law.
This summary does not address the tax consequences of:
•
A holder of ordinary shares or pre-funded warrants if such holder is an individual, either resident or non-resident in the Netherlands, and who has a (deemed) substantial interest ((fictief) aanmerkelijk belang) in us within the meaning of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, if a person holds an interest in us, such interest forms part of a (deemed) substantial interest in us, if any or more of the following circumstances is present:

1.
If a holder, either alone or, together with such holder’s partner (a statutorily defined term) holds or is deemed to hold, directly or indirectly, either a number of ordinary shares in us representing five percent or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of our shares), or rights — including the pre-funded warrants — to acquire, directly or indirectly, shares, whether or not already issued, representing five percent or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of our shares), or profit participating certificates (winstbewijzen), relating to five percent or more of our annual profit or to five percent of our liquidation proceeds.

2.
If the shares, profit participating certificates or rights — including the pre-funded warrants — to acquire shares in us are held or deemed to be held following the application of a non-recognition provision.

3.
If the partner of a holder, or one of certain relatives of the holder or of this partner has a substantial interest (as described under 1. and 2. above) in us.

•
A holder of ordinary shares or pre-funded warrants if the ordinary shares or pre-funded warrants held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of, or right to acquire a shareholding of 5% or more in the Company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (as meant in these rules) has a participation in the Company or (b) the Company is a related entity (as meant in these rules).

•
A holder of ordinary shares or pre-funded warrants if such holder is entitled or required to apply the Dutch dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the ordinary shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965)). Generally, a holder of ordinary shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in the Company’s nominal paid-up share capital.

•
A holder of ordinary shares or pre-funded warrants receiving income or realizing capital gains in their capacity as future, present or past employee (werknemer) or member of a management board (bestuurder), or supervisory director (commissaris), the income from which is taxable in the Netherlands.

•
Pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

•
A holder of ordinary shares or pre-funded warrants who is an individual and who is a qualifying non-resident taxpayer within the meaning of article 7.8, paragraph 6, of the Dutch Income Tax Act 2001.

•
A holder of options for ordinary shares.

•
A holder of options or any other awards granted under the Company’s 2014 Share Incentive Plan, as amended, as of June 30, 2025 and the employee share purchase plan as of June 30, 2025.

For purposes of Dutch income tax and Dutch corporate income tax, ordinary shares and pre-funded warrants legally held by a third party, such as a trustee, foundation or similar entity or arrangement, may under certain circumstances have to be allocated to the (deemed) settler, grantor or similar organizer, or the Settlor, or, upon the death of the Settlor, such Settlor’s beneficiaries in proportion to their entitlement to the estate of the Settlor of such trust or similar arrangement.
This summary is based on the tax laws and principles (unpublished case law not included) in the Netherlands as in effect on the date of this prospectus supplement, which are subject to changes that could prospectively or retroactively affect the stated tax consequences. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands.
Dividend Withholding Tax
General
We are generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by us: the dividend withholding tax is for account of the holder of the ordinary shares. The concept dividends “distributed by us” as used in this section includes, but is not limited to:
•
distributions of profits in cash or in kind, deemed and constructive distributions, and repayments of paid-in capital which are not recognized for Dutch dividend withholding tax purposes;

•
liquidation proceeds, or proceeds from the repurchase or redemption of ordinary shares by us or one of our subsidiaries or other affiliated entities in excess of the average paid-in capital of those shares recognized for Dutch dividend withholding tax purposes;

•
the par value of our ordinary shares issued to a holder of ordinary shares or an increase of the par value of our ordinary shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•
partial repayment of paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless (a) the general meeting of shareholders has resolved in advance to make such repayment and (b) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment to our articles of association.

Remittance to the Dutch tax authorities
In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances, we are allowed to reduce the amount to be remitted to the Dutch tax authorities by the lesser of:
•
3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

•
3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above mentioned reduction.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold on dividends distributed.
Residents of the Netherlands
Corporate entities that are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes, or Dutch Resident Entities, generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount.
Individuals who are resident or deemed to be resident of the Netherlands for Dutch income tax purposes, or Dutch Resident Individuals, generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch income tax liability and to a refund of any residual Dutch dividend withholding tax.
Non-residents of the Netherlands
The above generally also applies to holder of ordinary shares that are neither resident nor deemed to be resident of the Netherlands, or Non-Resident Holders, if the ordinary shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.
A holder of ordinary shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic tax law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.
Dividend Stripping
Pursuant to domestic anti-dividend stripping rules, no exemption from Dutch dividend withholding tax, credit against Dutch (corporate) income tax, refund or reduction of Dutch dividend withholding tax shall apply if the recipient of the dividend distributed by us is not considered to be the beneficial owner (uiteindelijk gerechtigde) as meant in these rules, of such dividends.
Pre-Funded Warrants
In our view the aggregate exercise of the pre-funded warrants does not give rise to Dutch dividend withholding tax, except to the extent that (i) the aggregate exercise price is below the par value of an ordinary share and the aggregate exercise price is equal to the public offering price per ordinary share in this offering minus $0.0001 and (ii) such difference is not charged against the Company’s share premium reserve recognized for Dutch dividend withholding tax purposes. If any Dutch dividend withholding tax due is not effectively withheld for the account of the relevant holder of a pre-funded warrant, Dutch dividend withholding tax shall be due by the Company on a grossed-up basis, meaning that the Dutch dividend withholding tax basis shall be equal to the amount referred to in the preceding sentence multiplied by 100/85.
In addition, it cannot be excluded that payments made in consideration for a repurchase or redemption of a pre-funded warrant or a full or partial cash settlement of the pre-funded warrants, if any, are in part subject to Dutch dividend withholding tax.
Exceptions and relief from Dutch dividend withholding tax may apply as set forth in the preceding paragraphs.

Conditional withholding tax on dividends
Dutch conditional withholding tax will be imposed on dividends distributed by us to entities related (gelieerd) to us (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:
•
is considered to be resident in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes, or a Listed Jurisdiction;

•
has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable;

•
holds the ordinary shares for the main purpose or one of the main purposes to avoid taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions;

•
is not considered to be the beneficial owner of the ordinary shares in its jurisdiction of residences because such jurisdiction treats another entity as the beneficial owner of the ordinary shares;

•
is not resident in any jurisdiction; or

•
is a reverse hybrid (within the meaning of article 2, paragraph 12, of the Dutch Corporate Income Tax Act 1969), if and to the extent (i) there is a participant in the reverse hybrid which is related to the reverse hybrid, (ii) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (iii) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (currently 25.8%).
Taxes on Income and Capital Gains
Dutch Resident Individuals
If the holder of ordinary shares or pre-funded warrants is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or pre-funded warrants or any capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the ordinary shares or pre-funded warrants will be subject to Dutch income tax at the progressive rates (up to a maximum rate of 49.50% in 2025) under the Dutch Income Tax Act 2001 if:
•
the ordinary shares or pre-funded warrants are attributable to an enterprise from which the holder of ordinary shares or pre-funded warrants derives a share of the profit, whether as an entrepreneur or pursuant to a co-entitlement to the net worth (medegerechtigd tot het vermogen) of an enterprise other than as a shareholder or an entrepreneur; or

•
the holder of ordinary shares or pre-funded warrants is considered to perform activities with respect to the ordinary shares or pre-funded warrants that are beyond the scope of regular active portfolio management activities (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares or pre-funded warrants that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

If neither of the two abovementioned conditions apply, the Dutch Resident Individual will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income and capital gains realized, the annual taxable benefit of all the assets and allowable liabilities of a holder who is taxed under this regime, including the ordinary shares or pre-funded warrants, is fixed at a percentage of the individual’s yield basis (rendementsgrondslag) on January 1 of each year.
The Dutch Resident Individual’s deemed return is calculated by multiplying such individual’s yield basis with a “deemed return percentage” (effectief rendementspercentage), which percentage depends on the actual composition of the individual’s yield basis, with separate deemed return percentages for savings (banktegoeden), other investments (overige bezittingen) and debt (schulden). This deemed return is subject to income tax at a flat rate of 36%. Taxation only occurs if and to the extent the yield basis exceeds a threshold (heffingvrij vermogen) of €57,684 in 2025. These rules are subject to litigation and change, which includes the introduction of a rebuttal provision according to which taxpayers can demonstrate that the actual return on investment is lower than the fixed deemed return. You may need to file (protective) appeals to any assessments based on these rules from any beneficial case law.
On May 19, 2025 the Dutch State Secretary of Finance has submitted a legislative proposal changing the tax regime for savings and investments with an envisaged effective date of January 1, 2028. According to this proposal, taxation would occur based on a capital growth tax, subject to certain exceptions.
Dutch Resident Entities
Generally, if the holder of ordinary shares or pre-funded warrants is a Dutch Resident Entity, any income derived or deemed to be derived from the ordinary shares or pre-funded warrants or any capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the ordinary shares or pre-funded warrants will be subject to Dutch corporate income tax, levied at a rate of 25.8% (19% over profits up to €200,000; rates and brackets for 2025).
Non-residents of the Netherlands
A holder of ordinary shares or pre-funded warrants that is neither a Dutch Resident Individual nor a Dutch Resident Entity will not be subject to Dutch (corporate) income tax in respect of income derived or deemed to be derived from the ordinary shares or pre-funded warrants or in respect of capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the ordinary shares or pre-funded warrants, except if:
•
such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ordinary shares and/or the pre-funded warrants are attributable; or

•
such income or gain is taxable in the hands of such holder, if it is an individual, as benefits from miscellaneous activities in the Netherlands, including but not limited to activities with respect to the ordinary shares or the pre-funded warrants that are beyond the scope of regular active portfolio management activities.

Gift or Inheritance Taxes
No Dutch gift or Dutch inheritance tax is due in respect of any gift, in form or in substance, of the ordinary shares or the pre-funded warrants by, or inheritance of such shares or such warrants on the death of a holder of the ordinary shares or the pre-funded warrants except if:
•
at the time of the gift or death of the holder, the holder is resident, or deemed to be resident, in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, as applicable; or

•
in the case of a gift of ordinary shares or pre-funded warrants by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands (i) such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or (ii) the gift of ordinary shares or pre-funded warrants is made under a condition precedent (opschortende voorwaarde) and the holder is resident, or is deemed to be resident in the Netherlands at the time the condition is fulfilled.

For purposes of the above, a gift of ordinary shares or pre-funded warrants made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.
For purposes of Dutch gift or Dutch inheritance taxes, an individual not holding the Dutch nationality will be deemed to be resident in the Netherlands, inter alia, if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such individual’s death. Additionally, for purposes of Dutch gift tax, an individual not holding the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency in the Netherlands.
Value Added Tax
No Dutch value added tax will be payable by a holder of ordinary shares or pre-funded warrants in respect of payments in consideration for the acquisition, holding, disposal or exercise, as applicable, of the ordinary shares or the pre-funded warrants.
Stamp Duties
No Dutch registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar tax or duty will be payable by a holder of ordinary shares or pre-funded warrants in respect of any payment in consideration for the holding, disposal or exercise, as applicable, of the ordinary shares or the pre-funded warrants.
Material U.S. Federal Income Tax Considerations
The following general summary of the material U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of our ordinary shares or pre-funded warrants is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to our ordinary shares.
This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing, final, temporary and proposed U.S. Treasury Regulations, administrative rulings and judicial decisions, in each case as available on the date of this prospectus supplement. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.
This section summarizes the material U.S. federal income tax considerations to U.S. holders, as defined below, of ordinary shares or pre-funded warrants.
This summary addresses only the U.S. federal income tax considerations for U.S. holders that acquire the ordinary shares or pre-funded warrants at their original issuance and hold the ordinary shares as capital assets (generally, property held for investment). This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder, nor does it address any state, local or foreign tax matters or matters relating to any U.S. federal tax other than the income tax, such as the federal estate or gift tax. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of the acquisition, ownership or disposition of the ordinary shares or pre-funded warrants. This summary does not address tax considerations applicable to a holder of ordinary shares or pre-funded warrants that may be subject to special tax rules including, without limitation, the following:
•
certain financial institutions;

•
insurance companies;

•
dealers or traders in securities, currencies, or notional principal contracts;

•
tax-exempt entities and retirement plans;

•
regulated investment companies;

•
persons that hold the ordinary shares or pre-funded warrants as part of a hedge, straddle, conversion, constructive sale or similar transaction involving more than one position;

•
persons that hold the ordinary shares or pre-funded warrants through partnerships, S corporations, or certain other pass-through entities;

•
holders (whether individuals, corporations or partnerships) that are treated as expatriates for some or all U.S. federal income tax purposes;

•
dealers in stock, securities or currencies, brokers;

•
real estate investment trusts;

•
holders that own (or are deemed to own) 10% or more of our shares by vote or value;

•
persons subject to the rules of Section 451(b) by reason of utilizing certain financial statements; and

•
holders that have a “functional currency” other than the U.S. dollar.

Further, this summary does not address the impact of the Medicare contribution tax on net investment income, alternative minimum tax considerations (including the corporate alternative minimum tax on financial statement income) or the considerations applicable to the holders of equity interests in entities that own our ordinary shares. In addition, this discussion does not consider the U.S. tax consequences to holders of ordinary shares or pre-funded warrants that are not “U.S. holders” (as defined below).
For the purposes of this summary, a “U.S. holder” is a beneficial owner of ordinary shares or pre-funded warrants that is (or is treated as), for U.S. federal income tax purposes:
•
an individual who is either a citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership holds ordinary shares or pre-funded warrants, the tax treatment of a partner therein will generally depend upon the status of the partner and upon the activities of the partnership. A holder of ordinary shares or pre-funded warrants that is treated as a partnership for U.S. federal income tax purposes should consult its own tax adviser regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares or pre-funded warrants.
We will not seek a ruling from the U.S. Internal Revenue Service, or IRS, with regard to the U.S. federal income tax treatment of an investment in our ordinary shares or pre-funded warrants, and we cannot provide assurance that the IRS will agree with the conclusions set forth below.
Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, we intend to treat our pre-funded warrants as an outstanding class of our ordinary shares for U.S. federal income tax purposes. Assuming such treatment is respected, a holder of pre-funded warrants should generally be taxed in the same manner as a holder of ordinary shares. Accordingly, no gain or loss should be recognized upon exercise of a pre-funded warrant (other than with respect to cash paid in lieu of a fractional share and in the case of a cashless exercise of a pre-funded warrant, the U.S. federal income tax treatment of which is not clear), and the holding period of a pre-funded warrant should carry over to the ordinary shares received upon exercise. Similarly, a U.S. holder’s tax basis in a pre-funded warrant should carry over to the ordinary shares received upon exercise, increased by the exercise price paid. However, our position is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our ordinary shares rather than as an outstanding class of our ordinary shares. In that case, the amount and character of gain with respect to an investment in our pre-funded warrants could be materially different than the discussion set forth below and holders should be aware that some of the elections described below may not be made by holders in respect of pre-funded warrants (for example, the mark-to-market or QEF elections). Accordingly, holders should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the pre-funded warrants. The following discussion assumes our pre-funded warrants are properly treated as an outstanding class of our ordinary shares.
Distributions
Subject to the discussion under “Passive foreign investment company considerations” below, the gross amount of any distribution (including any amounts withheld in respect of Dutch withholding tax) actually or constructively received by a U.S. holder with respect to ordinary shares will be taxable to the U.S. holder as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits as so determined will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in such holder’s ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. A dividend paid in non-U.S. currency must be included in a U.S. holder’s income as a U.S. dollar amount based on the exchange rate in effect on the date such dividend is actually or constructively received, regardless of whether the dividend is in fact converted into U.S. dollars on that date. If the dividend is converted to U.S. dollars on the date of receipt, a U.S. holder generally will not recognize a foreign currency gain or loss. If the non-U.S. currency is converted into U.S. dollars on a later date, however, the U.S. Holder must include in income any gain or loss resulting from any exchange rate fluctuations. Such gain or loss will generally be ordinary income or loss and will be from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if we pay dividends in non-U.S. currency. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. The U.S. holder will not be eligible for any dividends-received deduction in respect of the dividend otherwise allowable to U.S. corporations.
Under the Code, qualified dividends received by non-corporate U.S. holders (i.e., individuals and certain trusts and estates) are subject to a maximum income tax rate of 20%. This reduced income tax rate is applicable to dividends paid by “qualified foreign corporations” to such non-corporate U.S. holders that meet the applicable requirements, including a minimum holding period (generally, at least 61 days during the 121-day period beginning 60 days before the ex-dividend date). We expect to be considered a qualified foreign corporation under the Code. Accordingly, dividends paid by us to non-corporate U.S. holders with respect to shares that meet the minimum holding period and other requirements are expected to be treated as “qualified dividend income.” However, dividends paid by us will not qualify for the 20% maximum U.S. federal income tax rate if we are treated, for the tax year in which the dividends are paid or the preceding tax year, as a “passive foreign investment company”, or a PFIC, for U.S. federal income tax purposes, as discussed below.
Dividends received by a U.S. holder with respect to ordinary shares generally will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. Subject to applicable conditions and limitations, and subject to the discussion in the next paragraph, any Dutch income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us generally will constitute “passive category income” (but, in the case of some U.S. holders, may constitute “general category income”).
Upon making a distribution to shareholders, we may be permitted to retain a portion of the amounts withheld as Dutch dividend withholding tax. See “Dividend Withholding Tax — General” on page S-17 of this prospectus supplement. The amount of Dutch withholding tax that we may retain reduces the amount of dividend withholding tax that we are required to pay to the Dutch tax authorities but does not reduce the amount of tax we are required to withhold from dividends paid to U.S. holders. In these circumstances, it is likely that the portion of dividend withholding tax that we are not required to pay to the Dutch tax authorities with respect to dividends distributed to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes.
Sale or Other Disposition of Ordinary Shares
A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those ordinary shares. Subject to the discussion under “Passive foreign investment company considerations” below, this gain or loss will generally be a capital gain or loss and will generally be treated as from sources within the United States. Such capital gain or loss will be treated as long-term capital gain or loss if the U.S. holder has held the ordinary shares for more than one year at the time of the sale or exchange.
Long-term capital gains of non-corporate holders may be eligible for a preferential tax rate; the deductibility of capital losses is subject to limitations. A U.S. holder that receives non-U.S. currency on the disposition of our ordinary shares will realize an amount equal to the U.S. dollar value of the foreign currency received on the date of disposition (or in the case of cash basis and electing accrual basis taxpayers, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the settlement date), whether or not converted into U.S. dollars at that time. Very generally, an accrual basis U.S. holder that does not make the election will recognize currency gain or loss if the U.S. dollar value of the currency received on the settlement date differs from the amount realized with respect to the ordinary shares. Any currency gain or loss on the settlement date or on any subsequent disposition of the foreign currency generally will be U.S. source ordinary income or loss.
Passive Foreign Investment Company Considerations.
A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either: (i) at least 75% of its gross income is passive income, or (ii) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, a pro rata portion of the income and assets of each corporation in which we own, directly or indirectly, at least a 25% interest, as determined by the value of such corporation, must be taken into account.
Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.
We believe that we were a PFIC for U.S. federal income tax for the 2024 taxable. Our status as a PFIC for any prior taxable year, as well as for the current, and any future, taxable year will depend on our market capitalization and our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which is likely to fluctuate and may fluctuate considerably given that market prices of technology companies have been especially volatile. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our cash.
If we are a PFIC for any taxable year during which a U.S. holder held ordinary shares, under the “default PFIC regime” (i.e., in the absence of one of the elections described below) gain recognized by the U.S. holder on a sale or other disposition (including a pledge) of the ordinary shares would be allocated ratably over the U.S. holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for that taxable year. Similar rules would apply to the extent any distribution in respect of ordinary shares exceeds 125% of the average of the annual distributions on ordinary shares received by a U.S. holder during the preceding three years or the holder’s holding period, whichever is shorter. It should be noted that, until such time as we make a distribution, there are no tax consequences under the default PFIC regime to U.S. holders, other than the requirement to file an annual information return, as described further below. However, if we ever did make a distribution it would in all likelihood be an excess distribution (because we would not have previously made any distributions to holders of ordinary shares). At that point, and for all subsequent distributions, the rules described above would apply to U.S. holders. U.S. holders should also be aware that a foreign company that becomes a PFIC while a U.S. shareholder owns stock in the company remains a PFIC with respect to that shareholder for as long as the shareholder holds the stock (even if the company is at some point no longer classified as a PFIC), unless the shareholder had made an appropriate election or a purging election. Accordingly, even though our PFIC status may have no immediate impact on a U.S. holder’s U.S. tax liability (if we do not make any distributions or if we do not have any net earnings or capital gains), the U.S. holder’s future tax liability as a shareholder in the Company may be affected by elections that the U.S. holder makes (or is unable to make) today. For this reason, it is important for U.S. holders to consult their own tax advisors about the consequences of PFIC status.
In the event we are treated as a PFIC, the tax consequences under the default PFIC regime described above could be avoided by either a “mark-to-market” or “qualified electing fund”, or QEF, election. As long as our ordinary shares are regularly traded on The Nasdaq Stock Market LLC or another “qualified exchange,” a U.S. holder making a mark-to-market election generally would not be subject to the PFIC rules discussed above, except with respect to any portion of the holder’s holding period for our ordinary shares that precedes the effective date of the election. Instead, the electing holder would include in ordinary income, for each taxable year in which we were a PFIC, an amount equal to any excess of: (a) the fair market value of the ordinary shares as of the close of such taxable year over (b) the electing holder’s adjusted tax basis in such ordinary shares. In addition, an electing holder would be allowed a deduction in an amount equal to the lesser of (y) the excess, if any, of (i) the electing holder’s adjusted tax basis in the ordinary shares over (ii) the fair market value of such ordinary shares as of the close of such taxable year or (z) the excess, if any, of (i) the amount included in ordinary income because of the election for prior taxable years over (ii) the amount allowed as a deduction because of the election for prior taxable years. The election would cause adjustments in the electing holder’s tax basis in the ordinary shares to reflect the amount included in gross income or allowed as a deduction because of the election. In addition, upon a sale or other taxable disposition of ordinary shares, an electing holder would recognize ordinary income or loss (not to exceed the excess, if any, of (1) the amount included in ordinary income because of the election for prior taxable years over (2) the amount allowed as a deduction because of the election for prior taxable years).
Alternatively, a U.S. holder making a valid and timely “QEF election” generally would not be subject to the default PFIC regime discussed above. Instead, for each PFIC year to which such an election applied, the electing holder would be subject to U.S. federal income tax on the electing holder’s pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts were actually distributed to the electing holder. However, because we do not intend to prepare or provide the information that would permit the making of a valid QEF election, that election will not be available to U.S. holders.
If we were considered a PFIC for the current taxable year or any future taxable year, a U.S. holder would be required to file annual information returns for such year, whether or not the U.S. holder disposed of any ordinary shares or received any distributions in respect of ordinary shares during such year.
Information Reporting and Backup Withholding
U.S. holders generally will be subject to information reporting requirements with respect to dividends on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient,” such as a U.S. holder that is a corporation. In addition, U.S. holders may be subject to backup withholding (currently at a 24% rate) on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 (or applicable successor form) or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Additionally, under U.S. federal income tax laws certain categories of U.S. holders must file information returns with respect to their investment in, or involvement in, a foreign corporation, such as the Company.

For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. holders that hold certain specified foreign financial assets in excess of certain threshold amounts and such U.S. holders may be required to file an IRS Form 8938. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U.S. holders may be subject to these reporting requirements unless the securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. holders paying more than US$100,000 for our ordinary shares generally may be required to file IRS Form 926 reporting the payment of the offer price for our ordinary shares to us. Substantial penalties may be imposed upon a U.S. holder that fails to comply. U.S. holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Forms 926 and 8938.
The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

UNDERWRITING
Leerink Partners LLC is acting as representative of each of the underwriters named below for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares and pre-funded warrants set forth opposite its name below.
Underwriter	Number of Ordinary Shares	Number of Pre-Funded Warrants
Leerink Partners LLC
Stifel, Nicolaus & Company, Incorporated
Guggenheim Securities, LLC
Van Lanschot Kempen (USA) Inc
Total
Certain of the underwriters may offer and sell the ordinary shares and pre-funded warrants through one or more of their respective affiliates or other registered broker dealers or selling agents.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares and pre-funded warrants sold under the underwriting agreement if any of the ordinary shares and pre-funded warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the ordinary shares and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares and pre-funded warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The representative has advised us that the underwriters propose to initially offer the ordinary shares and pre-funded warrants to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $      per share. After the initial offering of the ordinary shares and pre-funded warrants, the public offering price, concession or any other term of the offering may be changed by the representative.
The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.
Total
	Per Share	Per Pre-Funded Warrant	Without Option	With Option
Initial public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $      . We also have agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
Option to Purchase Additional Ordinary Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to       additional ordinary shares at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors have agreed not to sell or transfer any ordinary shares or securities convertible into or exchangeable or exercisable for ordinary shares, for 60 days after the date of this prospectus supplement, without first obtaining the written consent of Leerink Partners LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
sell, offer to sell, contract to sell or lend any ordinary shares;

•
effect any short sale or establish a Put Equivalent Position or liquidate or decrease any Call Equivalent Position, each as defined in Rules 16a-1(h) and 16a-1(b) under the Exchange Act, respectively;

•
pledge, hypothecate or grant any security interest in any ordinary shares;

•
otherwise dispose of or transfer any ordinary shares;

•
request or demand that we file a registration statement related to the ordinary shares;

•
enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

•
publicly announce any intention to do any of the foregoing.

The lock-up provisions apply to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. They also apply to ordinary shares owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
These restrictions are subject to certain exceptions, including, among others, sales made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act, existing as of the date of this prospectus supplement, subject to certain price and volume limitations; transfers by gift or for estate planning purposes, distributions to certain related parties; transactions relating to ordinary shares acquired in the open market after the completion of this offering; and the establishment of trading plans that comply with Rule 10b5-1 under the Exchange Act, provided that no transfers are made under such plans during the 60-day restricted period. Furthermore, each of our executive officers and directors is permitted to sell ordinary shares in order to cover tax liabilities resulting from the vesting of restricted stock units and performance units during the 60-day restricted period.
Nasdaq Global Select Market Listing
Our ordinary shares are listed on The Nasdaq Global Select Market and trade under the symbol “QURE.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the securities is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representative may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, or each a Relevant State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FMSA,

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National

Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The ordinary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or FinSA, and no application has or will be made to admit the ordinary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the ordinary shares constitute a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the ordinary shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement or the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, or the Addressed Investors, subject to certain conditions; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, or the Qualified Investors, subject to certain conditions. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or the accompanying prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered our securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued the securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS
Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus supplement, and other legal matters will be passed upon for us by Rutgers & Posch N.V., Amsterdam, the Netherlands. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, is counsel for the underwriters in connection with this offering.

EXPERTS
The consolidated financial statements of uniQure N.V. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the ordinary shares we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us and the ordinary shares we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains such reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us, free of charge. The address of the SEC website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.uniqure.com. The information on our website is not part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain important information that you should read about us. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.
The following documents are incorporated by reference into this document:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 9, 2025 and July 29, 2025, respectively;

•
the portions of our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 28, 2025 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
our Current Reports on Form 8-K, as filed with the SEC on January 8, 2025, April 16, 2025, June 13, 2025, July 29, 2025, September 24, 2025, and September 24, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

•
our description of our ordinary shares contained in our registration statement on Form 8-A, as filed with the SEC on January 31, 2014, as updated or amended in any amendment or report filed for such purpose.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in these documents updates and supplements the information provided in this prospectus supplement. Any statements in these documents will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or supersede such earlier statements. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at:
uniQure N.V.
1 Hartwell Place
Lexington, MA 02421
Attn: Investor Relations
+1 339 970 7000

PROSPECTUS
Ordinary Shares
Warrants
Rights
Debt Securities
Units
From time to time, we may offer, issue and sell any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “QURE.” On January 6, 2025, the last reported sales price of our ordinary shares was $18.08 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or option to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is January 7, 2025

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise mentioned or unless the context indicates otherwise, as used in this prospectus, the terms “uniQure,” the “Company,” “we,” “us” and “our” refer to uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands, together with its subsidiaries.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

THE COMPANY
Company Overview
We are a leader in the field of gene therapy, seeking to deliver to patients suffering from rare and other devastating diseases single treatments with potentially curative results. We are advancing a focused pipeline of innovative gene therapies, including our clinical candidates for the treatment of Huntington’s disease, amyotrophic lateral sclerosis caused by mutations in superoxide dismutase 1, refractory mesial temporal lobe epilepsy and Fabry disease.
Corporate Information
uniQure B.V. was incorporated on January 9, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Our business was founded in 1998 and was initially operated through our predecessor company, Amsterdam Molecular Therapeutics (AMT) Holding N.V., or AMT. In 2012, AMT undertook a corporate reorganization, pursuant to which uniQure B.V. acquired the entire business and assets of AMT and completed a share-for-share exchange with the shareholders of AMT. Effective February 10, 2014, in connection with our initial public offering we converted into a public company with limited liability (naamloze vennootschap) and changed our legal name from uniQure B.V. to uniQure N.V.
Our company is registered with the trade register of the Dutch Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 54385229. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is located at Paasheuvelweg 25a, Amsterdam 1105 BP, the Netherlands, and our telephone number is +31 20 240 6000.
Our website address is www.uniqure.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement and any related free writing prospectus, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described above and in the documents incorporated herein by reference, including in our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q on file with the SEC and any amendments thereto, and in our subsequent reports and filings made with the SEC, all of which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can be identified using terminology such as “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates,” “potential,” “opportunity” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, statements concerning our ability to fund our future operations, our financial position, revenues, costs, expenses, uses of cash and capital requirements, our need for additional financing or the time period for which our existing cash resources will be sufficient to meet our operating requirements, the success, progress, number, scope, cost, duration, timing or results of our research and development activities, preclinical and clinical trials, including the timing for initiation or completion of or availability of results from any preclinical studies, including the need for additional pre-approval studies for AMT-130, our plans to initiate BLA-readiness activities and clinical trials or for the submission, review or approval of any regulatory filing, our plans to continue clinical development or our enrollment plans with respect to the third cohort of our AMT-130 Phase I/II study or the design of the AMT-260 Phase I/IIa clinical trial and plans to activate additional study sites, the timing of, and our ability to, obtain and maintain regulatory approvals for any of our product candidates, including the availability of accelerated approval pathways for AMT-130 and our plans for further engagement with the U.S. Food and Drug Administration in the first half of 2025, the potential benefits that may be derived from any of our product candidates, including AMT-130, AMT-260, or our ability to deliver a potentially life-changing therapy to people living with Huntington’s disease and related timeline for doing so, our strategies, prospects, plans, goals, expectations, forecasts or objectives, the success of our collaborations with third parties, our ability to identify and develop new product candidates and technologies, our intellectual property position, our commercialization, marketing and manufacturing capabilities and strategy, our estimates regarding future expenses and needs for additional financing, our ability to identify, recruit and retain key personnel, our financial performance, developments and projections relating to our competitors in the industry and our liquidity and working capital requirements.
You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance include, without limitation, risks related to our clinical results and the development and timing of our programs, which may not support further development of our product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, our ability to continue to build and maintain the company infrastructure and personnel needed to achieve our goals, our effectiveness in managing current and future clinical trials and regulatory processes, the continued development and acceptance of gene therapies, our ability to demonstrate the therapeutic benefits of our gene therapy candidates in clinical trials, our ability to obtain, maintain and protect intellectual property, our ability to enforce our patents against infringers and defend our patent portfolio against challenges from third parties, our ability to fund our operations and to raise additional capital as needed, competition from others developing therapies for similar uses, the impact of global economic uncertainty, rising inflation, rising interest rates or market disruptions on our business, as well as those discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, which are incorporated by reference herein, as well as other factors which may be identified from time to time in our other periodic filings with the SEC. You should carefully consider that information before you make an investment decision.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES AND ARTICLES OF ASSOCIATION
The description below of our ordinary shares and provisions of our articles of association are summaries and are qualified by reference to our articles of association and the applicable provisions of Dutch law.
The following description of the general terms and provisions of our ordinary shares is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of association. Our articles of association have been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read our articles of association for provisions that may be important to you.
Authorized Ordinary Shares
Our articles of association provide an authorized share capital of 80,000,000 ordinary shares, each with a nominal value per share of €0.05. As of January 6, 2025, we had 49,025,628 ordinary shares issued and outstanding. We do not have any preferred shares authorized or issued and outstanding.
Form of Ordinary Shares
We issue our ordinary shares in registered book-entry form and such shares are not certificated.
Issuance of Ordinary Shares
We may issue ordinary shares subject to the maximum prescribed by our authorized share capital contained in our articles of association. Our board has the power to issue ordinary shares if and only to the extent that the general meeting of shareholders has designated to the board such authority. Currently, our articles of association provide for an authorized share capital which amounts to €4,000,000 and is divided into one class of shares, being 80,000,000 ordinary shares, each with a nominal value of €0.05 per share. A designation of authority to the board to issue ordinary shares remains effective for the period specified by the general meeting of shareholders and may be granted up to a maximum of five years from the date of designation. The general meeting of shareholders may renew this designation annually.
Pursuant to the authority approved at our 2024 annual general meeting of shareholders held on June 18, 2024, our board was designated as the competent body to issue ordinary shares and to grant rights to subscribe for ordinary shares up to a maximum of 9,500,000 ordinary shares. Without this designation, only the general meeting of shareholders has the power to authorize the issuance of ordinary shares upon the proposal of the board. Currently, our board is authorized to issue ordinary shares until December 18, 2025.
In connection with the issuance of ordinary shares, at least the nominal value must be paid for such shares. No obligation other than to pay up the nominal amount of and any premium agreed upon an ordinary share may be imposed upon a shareholder against the shareholder’s will, by amendment of the articles of association or otherwise. Subject to Dutch law, payment for ordinary shares must be in cash to the extent no other contribution has been agreed and may be made in the currency approved by us.
Any increase in the number of authorized ordinary shares and the introduction of different classes of shares would require the approval of an amendment to our articles of association in order to effect such increase or introduction. Such amendment would need to be made by a proposal of the board and adoption by the shareholders at a general meeting of shareholders by a majority vote.
Nasdaq Global Market Listing
Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “QURE.”

Articles of Association
Set forth below is a summary of relevant information concerning our share capital and material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Corporate governance
Duties of directors; Director Terms and Director Vacancies
We have a one-tier board structure consisting of our executive director and non-executive directors. Under the one-tier board structure, both the executive and non-executive directors will be collectively responsible for the management performed by the one-tier board and for the general policy and strategy of a company. The executive director is responsible for the day-to-day management of a company. The non-executive directors are responsible for supervising the conduct of, and providing advice to, the executive director and for providing supervision with respect to the company’s general state of affairs. Each executive director and non-executive director has a duty to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or split-up of a company, whereby the circumstances generally dictate how such duty is to be applied. Any resolution of the board regarding a significant change in the identity or character of a company requires shareholders’ approval.
Under Dutch law, executive directors of a listed company are generally appointed for a term of a maximum of four years and reappointed for a term of a maximum of four years at a time. Non-executive directors of a listed company are generally appointed for a term of a maximum of four years and reappointed once for another term of a maximum of four years. Non-executive directors of a listed company may subsequently be reappointed for a term of a maximum of two years, which reappointment may be extended by at most two years. Our executive and non-executive directors are, in principle, appointed by the general meeting of shareholders upon the binding nomination of the non-executive directors. The general meeting of shareholders is entitled at all times to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such director by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company.
Under Dutch law, directors are appointed by the general meeting of shareholders. Under our articles of association, directors are, in principle, appointed by the general meeting of shareholders upon the binding nomination by the non-executive directors. However, the general meeting of shareholders may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company. If the general meeting of shareholders overrules the binding nomination, the non-executive directors must make a new nomination.
Under our articles of association, the general meeting of shareholders is at all times entitled to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company.
Remuneration of Directors
Under Dutch law and our articles of association, we must adopt a remuneration policy for our board. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of our non-executive directors. The remuneration of our executive directors will be determined by our non-executive directors with due observance of our remuneration policy; the remuneration of our non-executive directors will be determined by our board with due observance of our remuneration policy.
Shareholder rights
Voting rights
In accordance with Dutch law and our articles of association, each issued ordinary share confers the right to cast one vote at the general meeting of shareholders. Each holder of ordinary shares may cast as many votes as it holds ordinary shares. Ordinary shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote. Dutch law does not permit cumulative voting for the election of executive directors and non-executive directors.
For each general meeting of shareholders, a record date will be applied with respect to ordinary shares in order to establish which shareholders are entitled to attend and vote at a specific general meeting of shareholders. Such record date is set by the board. The record date and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the meeting.
Shareholder proposals
Pursuant to our articles of association, extraordinary general meetings of shareholders will be convened by the board or by those who are authorized by law or pursuant to our articles of association to do so. Pursuant to Dutch law, one or more shareholders representing at least one-tenth of the issued share capital of the company may request the Dutch court in preliminary relief proceedings to order that they be authorized by the court to convene a general meeting of shareholders. The court shall disallow the request if it does not appear that the applicants have previously requested the board to convene a general meeting of shareholders and the board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request. The agenda for a general meeting of shareholders must include such items requested by one or more shareholders representing at least 3% of the issued share capital of a company or such lower percentage as the articles of association may provide. Our articles of association do not state such lower percentage.
Appraisal rights
The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law a shareholder who for its own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their ordinary shares to it. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het gerechtshof Amsterdam). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the ordinary shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the ordinary shares of the minority shareholders.
Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another European Union, or European Economic Area member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.
Shareholder actions
In the event a third party is liable to a Dutch company, only a company itself can initiate a civil action against that third party. An individual shareholder does not have the right to initiate an action on behalf of a company. This individual shareholder may, in its own name, have an individual right to initiate an action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility (for shareholders) to initiate such action collectively. A collective action can be instituted against a defendant by a foundation or association whose objective it is to protect the rights of a group of persons having similar interests. A collective action relating to an event prior to November 15, 2016 cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht) regarding liability. In order to obtain monetary damages, the foundation or association and the defendant may reach — often on the basis of such declaratory judgment — a collective settlement agreement. A Dutch court may declare the collective settlement agreement binding upon the members of the class with an opt-out right for an individual injured party. An individual injured party may also itself — outside the collective action — reach an individual settlement agreement (and have it declared binding by the Dutch court) or institute an action for monetary damages. Since January 1, 2020, a collective action relating to an event on or after November 15, 2016 can, however, also result in an order for payment of monetary damages. As a general rule, a court decision granting or dismissing the collective action is binding on all members of the class who reside in the Netherlands and did not use their right to opt out of the collective action (earlier on in the collective action, as soon as the class was defined and the scope of the collective action was determined by the Dutch court) as well as to members of the class residing abroad who joined the collective action by opting in.
Repurchase of shares
Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own share capital. Such company may, however, subject to certain restrictions under Dutch law and its articles of association, acquire shares in its own share capital. We may acquire fully paid-up ordinary shares in our own share capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and our articles of association, we may repurchase fully paid-up ordinary shares in our own share capital if (1) such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law or our articles of association and (2) we would not as a result of such repurchase hold more than 50% of our own issued share capital.
Other than ordinary shares acquired for no valuable consideration, ordinary shares may only be acquired following a resolution of our board, acting pursuant to an authorization for the repurchase of ordinary shares granted by the general meeting of shareholders. An authorization by the general meeting of shareholders for the repurchase of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these ordinary shares may be acquired and the price range within which the shares may be acquired. Our board has been authorized, for a period of 18 months to be calculated from the date of the annual general meeting of shareholders held on June 18, 2024 to cause the repurchase of ordinary shares by us of up to 10% of our issued share capital, for a price per share between the nominal value of the ordinary shares and an amount of 110% of the highest price of the ordinary shares officially quoted on any of the official stock markets we are listed on during any of the 30 banking days preceding the date the repurchase is effected or proposed.
No authorization of the general meeting of shareholders is required if fully paid-up ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan, provided such ordinary shares are officially quoted on any of the official stock markets.
Preemptive rights
Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such shareholder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash). Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our board. The general meeting of shareholders may designate our board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the board as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting. The same applies to the granting of rights to subscribe for our ordinary shares but does not apply to the issuance of our ordinary shares pursuant to the exercise of a previously acquired right to subscribe for our ordinary shares.
At our 2024 annual general meeting of shareholders held on June 18, 2024, the general meeting of shareholders resolved to authorize our board for a period of 18 months with effect from the date of the meeting to restrict or exclude preemptive rights accruing to shareholders in connection with the issue of ordinary shares or rights to subscribe for ordinary shares up to a maximum of 9,500,000 ordinary shares.

Dividends
Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent that the shareholders’ equity exceeds the amount of the paid-up and called-up part of the issued share capital of the company and the reserves that must be maintained under applicable law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed only to the extent that the shareholders’ equity exceeds the amount of the paid-up and called-up part of the issued share capital of the company and the reserves that must be maintained under applicable law or the articles of association, as apparent from an interim statement of assets and liabilities.
Under our articles of association, any amount of profit may be carried to a reserve as our board determines. After reservation by our board of any profit, the remaining profit will be at the disposal of the shareholders. Our corporate policy is to only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. However, our board is permitted to declare interim dividends without the approval of the general meeting of shareholders.
Dividends will be made payable not later than thirty days after the date they were declared unless the body declaring the dividend determines a different date. Claims to dividends not made within five years and one day from the date that such dividends became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Anti-takeover provisions
Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:
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the staggered three-year terms of our directors as a result of which only approximately one-third of our directors may be subject to election in any one year;

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a provision that our directors may only be dismissed or suspended by the general meeting of shareholders by a two-thirds majority of votes cast representing more than half of our issued share capital;

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a provision that our directors may only be appointed upon binding nomination of the non-executive directors, which can only be overruled by the general meeting of shareholders with a two-thirds majority of votes cast representing at least 50% of our issued share capital; and

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requirements that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our board.

Moreover, according to Dutch corporate law, our board can invoke a cooling-off period of up to 250 days in the event of an unsolicited takeover bid or certain shareholder activism. During a cooling-off period, our general meeting of shareholders would not be able to dismiss, suspend or appoint directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our board.
Shareholder vote on certain reorganizations
Under Dutch law, the general meeting of shareholders must approve resolutions of the board relating to a significant change in the identity or the character of the company or the business of the company, which includes:
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a transfer of the business or virtually the entire business to a third party;

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the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

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the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes, according to the last adopted annual accounts of the company.

Transfer Agent and Registrar
Computershare Trust Company, N.A. serves as transfer agent and registrar for our ordinary shares.

DESCRIPTION OF DEBT SECURITIES
In this section, references to “holders” mean those who own debt securities registered in their own names on the books that uniQure N.V. or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement.”
General
The debt securities offered by this prospectus will be either senior or subordinated debt. Senior debt securities or subordinated debt securities may be convertible or exchangeable into our ordinary shares or other securities as described under “— Convertible or Exchangeable Securities” below. We will issue senior debt under a senior debt indenture, we will issue subordinated debt under a subordinated debt indenture and we will issue convertible debt securities under a convertible debt indenture. We sometimes refer to the senior debt indenture, the subordinated debt indenture and the convertible debt indenture individually as an indenture and collectively as the indentures. The indentures will be between us and a trustee. The terms of the indenture governing the convertible debt securities will be substantially similar to the terms of the indenture governing the senior debt securities described below, except that the indenture governing the convertible debt securities will include provisions with respect to the conversion of such convertible debt securities, omit certain provisions described under “— Defeasance” below, prohibit any modification to the terms of convertibility without the consent of the holders and permit any holder to institute action to enforce such terms of convertibility. The indentures are exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find Additional Information” or by contacting the indenture trustee.
The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms which will be disclosed for a particular series of debt securities in a prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in a prospectus supplement. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.
The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
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the title or designation of the offered debt securities;

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whether the debt is senior or subordinated;

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whether there is any collateral securing the debt securities;

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whether the debt securities are convertible or exchangeable into other securities;

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the aggregate principal amount offered and the authorized denominations;

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the initial public offering price;

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the maturity date or dates;

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any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

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whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

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if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any;

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if the debt securities are floating rate debt securities, the method of calculating the interest rate;

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if the debt securities are original issue discount debt securities, their yield to maturity;

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the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

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if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

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any provisions for the payment of additional amounts for taxes;

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the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

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the terms and conditions on which the debt securities may be redeemed at the option of the Company;

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any obligation of the Company to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

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the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

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any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

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the ranking of the specific series of debt securities relative to other outstanding indebtedness;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

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the place where we will pay principal and interest;

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additional provisions, if any, relating to the defeasance of the debt securities;

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any United States federal income tax consequences, if material;

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the dates on which premium, if any, will be paid;

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our right, if any, to defer payment of interest and the maximum length of this deferral period;

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any listing of the debt securities on a securities exchange; and

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any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.”
Senior Debt
We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.
Subordinated Debt
We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).
In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
Senior debt means (i) the principal, premium, if any, interest and any other amounts owing in respect of indebtedness of the Company and/or of our subsidiaries that may guarantee our debt for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities and letters of credit, (ii) all capitalized lease obligations, (iii) all hedging obligations, (iv) all obligations representing the deferred purchase price of property and (v) all deferrals, renewals, extensions and refundings of obligations of the type referred to above; but senior debt does not include (x) subordinated debt securities; or (y) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.
Convertible Debt
We will issue convertible debt securities under the convertible debt indenture. Convertible debt securities will be convertible into ordinary shares on the terms set forth in the convertible debt indenture. The convertible debt indenture will provide that the conversion price is subject to customary anti-dilution adjustments in connection with stock dividends, stock splits, stock combinations, reclassifications and other similar events.
Covenants
Amalgamation and Sale of Assets.
We may not, in a single transaction or a series of related transactions (i) consolidate, amalgamate or merge with or into any other person, or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets; unless, in either such case: (x) in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of our obligations under the indenture, (y) immediately before and after giving effect to the transaction, no default on the debt securities exists and (z) an officer’s certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.
Other Covenants.
In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things:
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our ability to incur indebtedness;

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our ability to pay dividends, to repurchase or redeem our capital stock;

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our ability to create dividend and other payment restrictions affecting our subsidiaries;

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mergers and consolidations by us;

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sales of assets by us;

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our ability to enter into transactions with affiliates;

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our ability to incur liens; and

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our ability to enter into sale and leaseback transactions.

Modification of the Indentures
Under the indentures, we and the indenture trustee may amend the indentures, without the consent of any holder of the debt securities to:
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cure ambiguities, defects or inconsistencies;

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comply with the covenants described under “— Amalgamation and Sale of Assets”;

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add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;

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add any additional events of default for the benefit of the holders of all or a series of debt securities;

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establish the form or terms of debt securities of any series;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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secure the debt securities of one or more series;

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evidence the succession of another person to the Company and the assumption of the covenants in the indentures and in the debt securities by such successor; or any co-issuer of the debt securities;

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add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

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appoint a successor indenture trustee;

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add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not affect the rights of the holders; or

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conform any provision of the indentures to the description of securities contained in this prospectus or any similar provision in any prospectus supplement relating to an offer of a series of debt securities under the indentures.

We and the indenture trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:
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extend the fixed maturity of any such debt securities;

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reduce the rate or change the time of payment of interest on such debt securities;

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reduce the principal amount of such securities or the premium, if any, on such debt securities;

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change or waive the redemption provisions of such debt securities;

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change any obligation of ours to maintain an office or agency;

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reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

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adversely affect in any material respect the ranking on such debt securities;

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adversely affect in any material respect the right, if any, to convert such debt securities;

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adversely affect any right of repayment or repurchase at the option of the holder;

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reduce or postpone any sinking fund or similar provision;

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change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

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impair the right to sue for the enforcement of any payment on such debt securities;

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reduce the percentage of debt securities of a series whose holders need to consent to the modification or a waiver; or

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with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities, in a manner which adversely affects the holders.

Defaults
Each indenture provides that events of default regarding any series of debt securities will be:
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our failure to pay required interest on any debt security of such series for 30 days;

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our failure to pay principal or premium, if any, on any debt security of such series when due;

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our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

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our failure to perform for 30 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than the series at issue;

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a breach by us of the covenant with respect to amalgamation and sale of assets;

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our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $35,000,000; and

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certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the indenture trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the indenture trustee. We are required to file annually with the indenture trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.
No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.
Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the indenture trustee under an indenture and to waive past defaults regarding such series. The indenture trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the indenture trustee satisfactory security or indemnity.
If an event of default occurs and is continuing regarding a series of debt securities, the indenture trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.
Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the indenture trustee to take action. Holders must also offer and give satisfactory security and indemnity against liabilities incurred by the indenture trustee for taking such action, and the indenture trustee must have failed to institute any proceeding within 60 days after receiving such request and offer of indemnity. These limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium.
Defeasance
After we have deposited with the indenture trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for U.S. Federal income tax purposes, we may elect to have our obligations discharged with respect to the outstanding debt securities of any series (“defeasance and discharge”). Defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:
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the rights of holders of the debt securities to receive principal, interest and any premium when due;

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our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

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the rights, powers, trusts, duties and immunities of the indenture trustee; and

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the defeasance provisions of the indenture.

Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.
Governing Law
Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.
Payment and Paying Agents
Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the corporate trust office of the indenture trustee. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the indenture trustee, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement applicable to the particular series of debt securities.
Transfer and Exchange
Debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the corporate trust office of the indenture trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant indenture between us and a warrant agent or us and the holder directly. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant indenture will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the person receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
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the exercise price for the rights;

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the number of rights issued to each securityholder;

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the extent to which the rights are transferable;

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any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

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the date on which the right to exercise the rights will commence and the date on which the right will expire;

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the amount of rights outstanding;

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the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

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the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

DESCRIPTION OF UNITS
We may issue units consisting of one or more debt securities, purchase contracts, warrants, rights, ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:
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the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange or the units.

CONVERTIBLE OR EXCHANGEABLE SECURITIES
We may issue securities of the types described in this prospectus that are convertible or exchangeable into other securities described herein. The terms of such convertible or exchangeable securities will be set forth in a prospectus supplement.

FORM, EXCHANGE AND TRANSFER
We will issue only in registered form; no securities will be issued in bearer form. We will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under “Book-Entry Procedures and Settlement.”
If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:
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The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

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You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

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You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

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If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

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If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust & Clearing Corporation, or DTC, a securities depositary, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.
Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.
The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock (or in our case, ordinary shares) is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.
If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.
Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.
In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.
DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.
We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION
We may offer the offered securities in one or more of the following ways from time to time:
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to or through underwriters or dealers;

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by ourselves directly;

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through agents; or

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through a combination of any of these methods of sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:
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the type of securities to be offered;

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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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the purchase price of the offered securities and the proceeds to us from such sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, which in the aggregate will not exceed 8% of the gross proceeds of the offering;

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the initial public offering price;

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any discounts or concessions to be allowed or reallowed or paid to dealers; and

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any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
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A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
If a dealer is utilized in the sales of offered securities, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or their affiliates) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such persons may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. Such persons will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, ordinary shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We may sell our ordinary shares pursuant to dividend reinvestment, share purchase plans and similar plans in which our shareholders as well as other investors may participate. Purchasers of ordinary shares under such plans may, upon resales, be deemed to be underwriters. These ordinary shares may be resold in market transactions (including coverage of short positions), in privately negotiated transactions or otherwise. Ordinary shares sold under any such plans may be issued at a discount to the market price of the ordinary shares. The difference between the price owners who may be deemed to be underwriters pay us for our ordinary shares acquired under any such plan, after deduction of the applicable discount from the market price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions or fees received by these owners in connection with such transactions.
We may also issue our ordinary shares to officers, directors, employees, consultants, agents or other persons pursuant to awards made under our equity incentive plans. Such ordinary shares may be resold by our officers and directors under this prospectus as indicated in a prospectus supplement.
We may loan ordinary shares to underwriters, agents and others, pursuant to share lending agreements, which may be offered for sale in transactions, including block sales, on any securities exchange, market or trading facility.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
In addition, ordinary shares may be issued in exchange for debt securities.
Each series of offered securities, other than the ordinary shares which are listed on The Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Underwriters, dealers, agents and remarketing firms may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act relating to material misstatements and omissions, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Morgan, Lewis & Bockius LLP. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by Rutgers & Posch N.V., Amsterdam, the Netherlands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of uniQure N.V. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.uniqure.com. Our website is not a part of this prospectus and information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.
The following documents are incorporated by reference into this document:
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 7, 2024, August 1, 2024, and November 5, 2024, respectively;

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the portions of our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 24, 2024 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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our Current Reports on Form 8-K, as filed with the SEC on April 12, 2024, June 20, 2024, July 1, 2024, July 9, 2024, and July 23, 2024 (in each case, except for information contained therein which is furnished rather than filed); and

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our description of our ordinary shares contained in our registration statement on Form 8-A, as filed with the SEC on January 31, 2014, as updated or amended in any amendment or report filed for such purpose.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in these documents updates and supplements the information provided in this prospectus. Any statements in these documents will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at:
uniQure N.V.
1 Hartwell Place
Lexington, MA 02421
Attn: Investor Relations
+1 339 970 7000
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

$200,000,000
Ordinary Shares
Pre-Funded Warrants to Purchase Ordinary Shares
Bookrunning Managers
Leerink Partners	Stifel	Guggenheim Securities	Van Lanschot Kempen